Filed by: Peoples Bancorp, Inc.
(Commission File No.: 000-16772)
Pursuant to Rule 425 under the Securities Act of 1933, as amended and deemed filed pursuant to Rule 14a-12
of the Securities Exchange Act of 1934, as amended

Subject Company: Capital Bancorp, Inc.
(Commission File No.: 001-38671)
Date: September 30, 2026

Conference Call Script
Wednesday, September 30, 2026
10:00 a.m. local time

Facilitator:

Good morning, and welcome to People's Bancorp, Inc.'s Conference Call. My name is Nick, and I will be your conference facilitator.

Please be advised that all lines have been placed on mute to prevent any background noise. After the speakers’ remarks, there will be a question-and-answer period. If you would like to ask a question during this time, simply press star, then one on your telephone keypad, and questions will be taken in the order they are received. If you would like to withdraw your question, please press star, then two.

This call is also being recorded. If you object to the recording, please disconnect at this time.
Please be advised that the commentary in this call will contain predictions or other future forward-looking statements regarding Peoples’ future financial performance or future events. These statements are based on Management's current expectations. The statements in this call, which are not historical fact, are forward-looking statements and involve a number of risks and uncertainties detailed in Peoples’ Securities and Exchange Commission filings.

Management believes the forward-looking statements made during this call are based on reasonable assumptions within the bounds of their knowledge of Peoples’ business and operations. However, it is possible actual results may differ materially from these forward-looking statements. Peoples disclaims any responsibility to update these forward-looking statements after this call, except as may be required by applicable legal requirements.

Peoples issued a press release this morning regarding the proposed merger with Capital Bancorp Inc., and the press release and investor presentation are available at peoplesbancorp.com under Investor Relations. This call will include about 10 to 15 minutes of prepared commentary, followed by a question-and-answer period, which I will facilitate. An archived webcast of this call will be available on peoplesbancorp.com in the Investor Relations section for one year.

Participants in today's call will be Tyler Wilcox, President and Chief Executive Officer, and Katie Bailey, Chief Financial Officer and Treasurer, and each will be available for questions following opening statements.

Mr. Wilcox, you may begin your conference.

Tyler Wilcox:

Thank you, Nick.

Good morning, everyone, and thank you for joining our call today. We are excited to announce that we have entered into an agreement to acquire Rockville, Maryland-based Capital Bancorp Inc. We view this as a transformational combination, not simply because of the additional scale, but because of what Capital adds to our franchise and the opportunities the combination creates going forward.

Before I get into the transaction, I want to recognize Capital's Management team, their Board of Directors, and the organization they have built. Ed Berry and his team have created a high-quality franchise with a differentiated set of businesses, a strong track record of growth and profitability, and a talented team across the company.

Just as importantly, we have been very impressed with the way that they have approached this process. Our interactions throughout the discussions and diligence have been thoughtful, collaborative, and constructive, and have reinforced our confidence in both the cultural fit and the opportunity we see in bringing these organizations together.

There are a few highlights I want to point out regarding the transaction. First, strategic fit. As I mentioned, Capital has built a differentiated and high-performing franchise anchored by a strong relationship-based commercial bank in Washington, D.C., in the metropolitan area, complemented by several established and profitable specialty businesses with national capabilities.

Those businesses include OpenSky, a consumer credit card platform that provides secured, unsecured, and partially secured credit cards nationwide, which are digitally originated and serviced. Windsor Advantage, a loan service provider that offers community banks and credit unions a comprehensive outsourced SBA and USDA platform. Capital Home Loans, which originates conventional and government-guaranteed residential mortgage loans, primarily for sale into the secondary market, and a government-guaranteed lending platform with a particular expertise in areas including solar and renewable energy. These are established businesses with experienced leadership teams, and importantly, they add capabilities and sources of earnings that we do not have today.

Capital has demonstrated an ability to translate their differentiated business model into consistently strong financial performance. The company has generated attractive profitability, including a last 12 months return on average assets of approximately 1.58 percent, and return on average tangible common equity of approximately 16 percent, while also producing strong balance sheet growth. Over the last three years, Capital has grown assets, loans, and deposits at approximately 20 percent annually, well above peer averages.

We believe that this combination of diversified capabilities, strong growth, and demonstrated profitability is particularly compelling. We are acquiring a business that is performing well today. The merger will create additional opportunities to enhance that performance through the scale, products, and resources of our combined organization.

Capital also brings an attractive deposit franchise, including specialized national deposit verticals that complement our traditional relationship-based funding base and provide additional avenues for growth. We believe our expanded product suite and expertise, including wealth management, insurance, equipment finance, premium finance, and other commercial capabilities creates opportunities to deepen relationships across Capital's customer base.

We also see opportunities to expand a number of Capital's specialty businesses across our broader franchise. Notably, none of these revenue opportunities are reflected in our modeling assumptions. Our financial projections are based on the businesses largely as they operate today, so we view successful execution against these opportunities as potential upside to the returns we included in our investor presentation.

This transaction gives us meaningful scale and a more diversified financial profile. On a pro forma basis, we expect to have approximately $14 billion of assets, $10 billion of loans, and $11 billion of deposits. Just as importantly, the combination creates a more balanced earnings mix. We retain a predominantly relationship-based community banking franchise while adding multiple national lending, deposit, and fee generating businesses. On a pro forma basis, approximately 23 percent of revenue would come from fee income, providing greater diversification in our sources of earnings, which we see as a key to our future.
An important part of that scale is the $10 billion asset threshold. We have been preparing for this threshold for a number of years, investing in our systems, infrastructure, talent, risk management, and governance. During due diligence, we thoroughly reviewed the existing infrastructure of Capital to ensure it conformed to our needs for passing the threshold. This transaction allows us to cross $10 billion with meaningful scale and earnings capacity rather than simply growing incrementally over the threshold.

Our standalone projections already contemplate the approximately $11 million of Durbin-related revenue impact associated with our existing business, including the pending citizens merger, while Capital adds very little incremental debit card exposure. We believe this is a financially efficient way to move through that threshold and position us for our next phase of growth.

We believe the financial returns are very compelling. We have spent significant time understanding Capital and each of its businesses. Our diligence process was broad and cross-functional, with a particular focus on credit and the specialty businesses, including an extensive review of OpenSky. The work we completed gives us confidence in both the quality of what we are acquiring and our ability to successfully integrate the organizations.

Ultimately, we believe this combination accelerates the strategy we have been pursuing for a number of years and validates our watchwords of strategic patience that we have repeated with our investors for the past few years. This transaction gives us greater scale and significantly amplifies our current business in the D.C., Maryland, and Virginia markets. It also adds attractive and complementary businesses, improves and diversifies our earnings power, while creating meaningful opportunities for continued growth and Shareholder value.

I will now turn the call over to Katie for some additional background on performance metrics of the proposed deal.

Katie Bailey:

Thank you, Tyler.

The proposed transaction is for full stock consideration with a fixed exchange ratio of 1.11 shares of Peoples for each share of Capital. Based on our 20-day average price, that represents an aggregate transaction value of approximately $728 million.

Following the close, we expect our existing Shareholders will own around two-thirds of the combined company, and Capital's Shareholders will comprise the remaining third on a diluted basis. Additionally, three current directors from Capital will join our Board. We anticipate completing the transaction during the first half of 2027, subject to shareholder and regulatory approvals, along with customary closing conditions.

As Tyler mentioned, we believe the financial characteristics are attractive. Based on our current assumptions, we expect fully phased-in 2027 earnings-per-share accretion of approximately 19 percent. Initial tangible book value dilution is approximately 10.8 percent, with an earn-back period of less than three years. The modeled internal rate of return is greater than 25 percent. We will continue to maintain a strong capital profile after the transaction and are estimating a CET1 ratio of approximately 11.9 percent, providing meaningful capital capacity as we integrate the businesses and continue to grow the combined franchise.

I would like to highlight some of the assumptions used within our projections. We are modeling cost savings equal to approximately 30 percent of Capital's non-interest expense, with approximately 70 percent phased in during 2027 and the full amount realized in 2028. Again, we have not modeled any revenue synergies, despite the opportunities that Tyler discussed. We are currently estimating approximately $56.5 million of pre-tax transaction expenses and have incorporated a 3 percent gross credit mark on Capital's loan portfolio, along with the other purchase accounting adjustments outlined in the presentation.

We believe those assumptions appropriately reflect the diligence completed thus far and provide a sound basis for the financial returns we have included in the presentation. We expect that our interest rate risk profile will be relatively unchanged after the merger and will be consistent with our position for the last few quarters.

I will now turn the call back over to Tyler for his closing comments.

Tyler Wilcox:

Thanks, Katie.

While we are in the process of completing our merger with Citizens, we have an established record of being able to close and convert multiple mergers within a short period of time. We announced this Monday that regulatory approvals have been received and we are on schedule to close Citizens on October 30. We are confident that we have the capabilities and workforce to successfully complete both mergers and begin realizing their benefits in the near future.

We are focusing on a streamlined close and conversion process for both of our mergers while working to bring our collective clients together with our expert associates to provide products and services that not only meet but exceed their needs. Our culture is relationship-based at its core and will continue to be the primary driver of our day-to-day interactions with our clients.

We believe the proposed merger will drive meaningful Shareholder results with improved long-term financial performance and will further establish our long-term strategy to be a unique diversified financial services company that provides quality returns for our Shareholders. We are looking forward to discussing our quarterly results at our next call on Tuesday, October 20.

This concludes our commentary and we will open the call for questions.

Once again, this is Tyler Wilcox and joining me for the Q&A session is Katie Bailey, our Chief Financial Officer.

I will now turn the call back into the hands of our call facilitator.

Questions and Answers

Operator:
Thank you. We will now begin the question-and-answer session. (Operator instructions). The first question will come from Jeff Rulis with D.A. Davidson. Please go ahead.

Jeff Rulis:
Thanks. Good morning.

Tyler Wilcox:
Good morning, Jeff.

Katie Bailey:
Good morning, Jeff.

Jeff Rulis:
Good morning. I guess on the niche business lines, I guess just the strategy going forward, is it kind of run those as is? Do you potentially extend that to Peoples platform? I just want to see your thoughts on how those businesses are run post-close.

Tyler Wilcox:
Sure. Thanks for the question, Jeff. One, those businesses are a key part of why this transaction is so attractive to us. We have had a chance to obviously review the financial results, but also to be introduced and spend time with the leadership of those groups to see the operational excellence and see the returns that those add to capital. As we have done that, we have a high degree of confidence that they will fit in well with Peoples. We have a track record of integrating differentiated businesses across kind of the scope of the entire country with our national business platforms.

Our expectation is bringing over the leadership, and the infrastructure of those additional businesses is going to enhance Peoples going forward. They certainly will have their own systems, their own operational excellence, and obviously quality leadership, and all those things will enhance Peoples. That is what we see as one of the main upsides of this opportunity.

Jeff Rulis:
Got you. Tyler, you mentioned a couple of times the leadership. The expectation is that the key heads of those business units would be expected to be retained or staying on?

Tyler Wilcox:
That's right.

Jeff Rulis:
Okay. Got you. Maybe, Katie, if I could just jump in over to the margin projection of 5 percent plus. Is that inclusive of purchase accounting accretion? If not, if you could just outline what you think that expectation is from an annual contribution. Thanks.

Katie Bailey:
It is inclusive of accretion, albeit I would note that is relatively small and short-term benefit that will be received. It's not heavily influencing that number.

Jeff Rulis:
Okay. Katie, I guess the pro forma balance sheet would lean incrementally asset sensitive, but the rate profile is largely unimpacted?

Katie Bailey:
That is correct. Exactly.

Jeff Rulis:
Okay. Great. I will step back. Thanks.

Tyler Wilcox:
Thanks, Jeff.

Katie Bailey:
Thank you.

Operator:
The next question will come from Brendan Nosal with Hovde Group. Please go ahead.

Brendan Nosal:
Hey, good morning, folks. Hope you're doing well.

Tyler Wilcox:
Morning, Brendan.

Brendan Nosal:
Just starting off here on Durbin, just want to make sure I'm perfectly clear. You're providing accretion outlook for fully phased in 2027, but Durbin doesn't start until the middle of 2028. Just want to make sure that that $11 million drag from Durbin is fully factored into that 19 percent EPS accretion figure that you provide.

Katie Bailey:
Yes.

Brendan Nosal:
Okay. Perfect. It is committing to the cost savings, the 30 percent outlook you have there. Can you walk us through where you see most of those savings coming from, just particularly given the expense load of some of Capital's specialty or niche offerings?

Tyler Wilcox:
Sure. No problem. As with every transaction, there's some corporate overlap. There's technology and data processing overlap, key vendor overlap. Obviously, what we don't have, but we never really have in many of our deals is significant branch infrastructure overlap, but that hasn't been the case in most of our deals. We have a high degree of confidence in our historically always hitting our cost-saving estimates and building in the—ensuring the capabilities of the perpetuation of those businesses, as I mentioned in the first question, is built into those assumptions, Brendan.

Brendan Nosal:
Okay. Perfect. Thanks for taking my questions.

Tyler Wilcox:
Thank you.

Katie Bailey:
Thank you.

Operator:
The next question will come from Tim Switzer with KBW. Please go ahead.

Tim Switzer:
Hey, good morning. Thank you for taking my questions. A follow-up on the niche verticals you're acquiring here, you guys now have, I guess, nine, at least, national business lines. Are there any, as you have your portfolio businesses here, are there any that will be a particular focus for you and a primary larger driver of growth going forward than any of the others? Are there any that, now that you have a lot of different business lines, that are less of a focus for Peoples going forward?

Tyler Wilcox:
Yeah, Tim, I'm going to give you the answer you probably don't want to hear, which is that they are all a focus. I mean, we are intentional with all of those businesses. We got into them for a reason. They all provide different risk and return profiles for us. Take insurance premium finance, which we're happy to grow and have been growing that carries a significantly lower credit risk, but carries some operational risk versus anticipating OpenSky and the different profiles they have with the diverse customer base.

We look at them as a portfolio of businesses, and just like all of us should be diversifying our portfolio, we believe that it gives us differentiated returns for that reason. I'm not trying to dodge your question by saying all of them will be a focus, but we're particularly interested in continuing to invest in all of them as we have been. As we look at the investments that are anticipated in Capital’s strategic plan, the investments they've been making in Windsor and OpenSky and all those verticals that they have, that is also attractive to us, and we plan to continue to make those investments that they have anticipated making and are making.

Tim Switzer:
Okay. Yeah. No, I mean, I get it. Helps differentiate the business quite a bit. You mentioned OpenSky. If I look at Capital's historical net charge off rates, they've been a little bit higher for the consolidated bank the last few years. I assume a lot of that is OpenSky. Can you talk about your comfortability with that business and maybe what the risk adjusted yield on that business line, what it looks like?
Tyler Wilcox:
Absolutely. We certainly have had our experience and with our diversity of businesses, having businesses that we are comfortable with, with a higher risk adjusted return, and OpenSky is certainly in that range, they are in a 20 percent range. Highly profitable, again, very granular. They have hundreds of thousands of clients with very small balances, particularly in the secured credit. They have been vetted in a very measured way, growing the unsecured piece of that business. We expect to continue to grow both of those pieces of business.

At the end of the day as well, it's the pro forma company is $10 billion in loans operation and OpenSky as it sits today is about $150 million driving oversized returns and punching above its weight. But certainly, also screening we have historically a little bit higher relative to peers who don't have those higher returns in terms of net charge-offs. We view that as a positive and an intentional investment.

Tim Switzer:
Okay. All right. Very helpful. Sorry if I missed this when you were talking about retaining some of the Management team, but will Ed Berry have a role with the combined company?

Tyler Wilcox:
Yeah, Ed and I are absolutely aligned on our goals for a successful merger, and he's committed to making the transaction a success today and beyond. We'll talk more about that in the future, but very committed to the mutual success here.

Tim Switzer:
All right. Great. Thank you.
Tyler Wilcox:
Thank you.

Katie Bailey:
Thanks, Tim.

Operator:
The next question will come from Tyler Cacciatori with Stephens. Please go ahead.

Tyler Cacciatori:
Hey, good morning. This is Tyler on for Matt Breese.

Tyler Wilcox:
Morning, Tyler.

Tyler Cacciatori:
Good morning. With the Citizens deal still underway and the associated balance sheet actions related to securities, can you just update us on if there's any changes there? Then is there anything on the CBNK balance sheet that we should contemplate being in runoff mode?

Katie Bailey:
As it relates to the Citizens transaction, that's trending as expected. As we noted in the second quarter results, we did a meaningful securities restructuring in advance of the closing of Citizens, which has proven beneficial to us based on the yield curve as it stands today versus when that was executed. You might see a little bit more, but I think the most meaningful portion of that was done in the second quarter.

As it relates to Capital and any balance sheet, I think we're committed to the businesses they have and the structure that they are today and don't have any plans for meaningful change.

Tyler Cacciatori:
Okay, great. Then just a quick one for me. I was just wondering, what are the anticipated impacts to 2028 EPS from the deal?

Tyler Wilcox:
2028 impact?

Katie Bailey:
We annualized 2027 to give you an indication of what we would expect, and we would expect 2028 to be in line with the 2027 full year phased in accretion.

Tyler Cacciatori:
Okay, great. Thank you very much. That'll be it for me.

Tyler Wilcox:
Thanks, Tyler.

Operator:
The next question will come from Nathan Race with Piper Sandler. Please go ahead.

Nathan Race:
Hey, Katie, Tyler.

Katie Bailey:
Hey, Nate.

Nathan Race:
Thanks for taking my questions. I was wondering if you could just touch on how the deal came together. Was this a more negotiated or shop process that Capital ran and just how you got comfortable from a perspective on pricing?

Tyler Wilcox:
Yeah, sure. Thanks, Nate. I've known Ed and had conversations with Ed for a number of years now. We certainly admired them from afar. As recently, I think both companies came together and had some discussions of what could be. I think Capital would say that they really appreciated our mutually entrepreneurial spirit and looking at us as a partner that had significant upside that had the scale to integrate them and perpetuate the businesses that they had. Seeing the track record that we have of, our diversity of revenue sources, as we've talked about a lot here on the call today. I think they saw a mutually beneficial arrangement and the conversations blossomed from there. Here we are today.

Nathan Race:
Okay, great. Then if you could just touch on capital priorities, leading up to and following the deal closing. I mean, as you guys outlined on Slide 14 of the deck of stock, we'll be trading at a discount to peers on core format EPS and tangible book. Then your capital ratios remain quite strong. Just curious in terms of where share repurchases may stack up in terms of your capital priorities. If you guys would be entertaining any additional acquisition opportunities, whether it be income or otherwise.

Katie Bailey:
Yeah, I mean, I think we stand committed to the organic growth that's illustrated in the model and in the investor presentation. As you're aware, our dividend, we've stayed committed to that. I think this helps right size our dividend within the lower end of the range we've guided. That is our goal thereof. Then buybacks are the next avenue that we would explore in line with acquisitions, just being opportunistic there. You may see us become a little more aggressive on both of those fronts as the capital continues to build on a go forward.

Tyler Wilcox:
Yeah. Nate, I would just add as to our appetite for acquisition. Obviously, we're hyper focused on success here. This is a little bit larger than the Citizens deal. But we will maintain our efforts to see what's in the market and what's compelling and remain opportunistic on that front as well.

Nathan Race:
Okay, great. Then if I could just sneak one last one in going back to the credit and charge off discussion, could you just help us in terms of what's embedded in your forecast around EPS accretion and provision in terms of what you expect in terms of charge offs and to what degree provision would cover that?

Katie Bailey:
Yeah, I think we would expect our charge offs, as we have said historically, to continue to trend favorably as Northstar continues to do what we say it will do in the last couple quarters. I think we anticipate their charge off levels remaining consistent with where they have been. The combined organization will look a little better than we do on a standalone because of the improvement we have, but then also adding in their charge off history. The allowance, I think, does cover, does allow for that level of charge off on a go forward.

Nathan Race:
Okay, great. I appreciate all the color. Thanks, everyone, and congratulations.

Tyler Wilcox:
Thank you, Nate.

Katie Bailey:
Thank you.

Operator:
The next question will come from Daniel Tamayo with Raymond James. Please go ahead.

Daniel Tamayo:
Thank you. Good morning, guys. Yeah, maybe first just, most of my questions have been asked and answered, but on the pro forma growth of the bank that CBNK was doing good growth, as you mentioned with the 20 percent annual for the last three years. Is that what you are assuming continues? You mentioned committing to staying in all these businesses and continuing to grow the card on both sides of that. Just curious how you guys are looking at maybe growth opportunities for Capital and how that fits into the overall growth for the bank.

Tyler Wilcox:
Yeah, I would say the, on the pro forma basis, obviously, the growth will be lower. We have, I think, measured expectations. The more the Company grows, the more the percentage growth shrinks a bit. But that is in no way an indication that we are looking to pump the brakes on anything that they're doing. But that commitment that we have to each of those businesses, I think, is clear.

We're using essentially in our modeling the forward-looking consensus as to where they are going, where they've been. I think that makes a lot of sense with respect to the forward expectations of the pro forma and that their contributions are obviously somewhat lower growth and larger size.

Daniel Tamayo:
Okay, thanks, Tyler. I guess you had mentioned in the deck here that the deal allows you guys to operate at better scale for their businesses as well. I mean, does that imply that their standalone growth opportunities are accelerated under you guys with the larger balance sheet?

Tyler Wilcox:
I think some of that is a reference to the potential synergies which are not modeled. Some of that is the opportunity to combine and scale each of our businesses. Obviously, our funding base provides an engine to help continue to grow particularly their lending businesses. We view it as a big picture opportunity to scale up their businesses. I think one of the reasons that they were attracted to us as a combination in the future is that high-quality deposit base which is the core of our bank. Deploying that into those businesses for—to drive profitability and growth I think is really the core of this strategy.

Daniel Tamayo:
Great. Then maybe just one on those deposit businesses. I'm looking at Slide 9 here where it talks about the deposit franchise of Capital. You've got the four national specialty deposit verticals. Maybe just give us a sense for the type of costs that those four businesses you're able to bring deposits in at and how those businesses, how you're able to, if there's an ability to scale those further kind of like I was talking about with the loan book and if there's any rate sensitivity on those deposits as well.

Tyler Wilcox:
Danny, as to most recent quarter cost of deposits for those deposit verticals for them is about 2.28%. As we think about the attractiveness of those deposit capabilities, we do think they're scalable across our footprint. It's interesting that they as a bank that don't have the consumer deposit base in low-cost markets like we have, have grown the muscles of diversified deposit gathering capabilities. That is an addition that we have been working to grow ourselves over the last couple years as we've expanded.
We view this as highly synergistic in that, again, we have that historic core deposit base, the desire to grow some of these specialty deposits. They don't have that and they don't have the low-cost historic, rural deposit base that we do, but they have those capabilities. It's kind of a match made in heaven in that regard. Both sides will enhance each other.

Daniel Tamayo:
Terrific. All right. Thanks for all the color, Tyler.

Tyler Wilcox:
Thank you.

Katie Bailey:
Thanks, Danny.

Operator:
The next question will come from Michael Hess with Hess Investments. Please go ahead.

Michael Hess:
Congratulations on the transaction.

Tyler Wilcox:
Thank you.

Katie Bailey:
Thank you.

Michael Hess:
I was just going to find out how this transaction would affect the acquisition of Citizens National. When that transaction is expected to close, do the terms remain the same? Any other effect it might have on that upcoming acquisition?

Tyler Wilcox:
Michael, thanks for the question. I would say there is no impact. Other than increased capabilities for all of our mutual customers, we have been actively and aggressively engaged with the closing, the training, the integration. As we just said, we got the closing approval from the Federal Reserve and from the regulators and we are ready to go October 30. Nothing changes there. That's right on schedule of what we originally announced.

We are very excited about our Eastern Kentucky franchise. We have our associates who are all over that every day. No change other than, again, a more addition to the whole as both of these fine organizations are going to be part of the future of Peoples.

Michael Hess:
Thank you very much.

Tyler Wilcox:
Thank you for the question.

Katie Bailey:
Thank you.

Operator:
Again, if you have a question, please press star and then one. The next question will come from Daniel Cardenas with Brean Capital. Please go ahead.

Daniel Cardenas:
Good morning, guys.

Tyler Wilcox:
Morning, Dan.

Daniel Cardenas:
Congrats on the deal. Just a couple questions here. In terms of additional M&A transactions on a go-forward basis, I mean, a nice move into a major metropolitan area. Is expectations that additional deals, future deals, are going to be more geared towards major growth markets or is it going to really be more opportunistic as you think about future transactions?

Tyler Wilcox:
Yeah, thanks, Dan. I would say no change to our stated strategy. I would love, as we've demonstrated, I'd love to have more in Kentucky. I'd love to have more in Ohio. I'd love to have more in West Virginia. We continue to believe that Virginia and the Mid-Atlantic has been viable, Pennsylvania, Indiana, Michigan, Tennessee, these states we've talked about. But we certainly continue with the thesis that overlap and market density would be a real strength. We will be actively engaged throughout all those markets and be opportunistic about what is the right opportunity.

But I will just say, because I haven't said it this clearly, when you have an opportunity to buy a high performer like Capital, that has demonstrated just significant history of profitable growth, you do it without a question. We're very excited about this one, but that isn't an indication that we are moving away from any of the other strategies that we've talked about.

Daniel Cardenas:
Okay, good. Then just in terms of timing, if you can answer this, I mean, when do you think the systems conversion that's going to take place on this deal?

Tyler Wilcox:
Systems conversion, probably late third quarter, early fourth quarter of next year.

Daniel Cardenas — Analyst, Brean Capital
All right. All my other questions have been asked and answered. Thank you, guys.

Tyler Wilcox:
Thank you.

Katie Bailey:
Thanks, Dan.

Operator:
At this time, there are no further questions. Sir, do you have any closing remarks?

Tyler Wilcox:
Yes. I want to thank everyone for joining our call this morning and your interest. Please remember that the webcast of this call, including our investor presentation, will be archived at peoplesbancorp.com under the Investor Relations section. Thank you for your time and have a great day.

Operator:
The conference is now concluded. Thank you for attending today's presentation. You may now disconnect.

Forward-Looking Statements
This communication includes “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, which statements involve inherent risks and uncertainties. Examples of forward-looking statements include, but are not limited to, statements regarding the outlook and expectations of Peoples and Capital, respectively, with respect to the proposed transaction, the strategic and financial benefits of the proposed transaction, including the expected impact of the proposed transactions on the combined company’s future financial performance (including anticipated accretion to earnings per share, the tangible book value earn-back period, and other operating and return metrics), the timing of the closing of the proposed transaction, and the ability to successfully integrate the combined businesses. Such statements are often characterized by the use of qualified words (and their derivatives) such as “may,” “will,” “anticipate,” “could,” “should,” “would,” “believe,” “contemplate,” “expect,” “estimate,” “continue,” “plan,” “project,” and “intend,” as well as words of similar meaning or other statements concerning opinions or judgment of Peoples or Capital or their respective management about future events. Forward-looking statements are based on assumptions as of the time they are made and are subject to risks, uncertainties, and other factors that are difficult to predict with regard to timing, extent, likelihood, and degree of occurrence, which could cause actual results to differ materially from anticipated results expressed or implied by such forward-looking statements. Such risks, uncertainties and assumptions include, among others, the following:
•the occurrence of any event, change, or other circumstances that could give rise to the right of one or both of the parties to terminate the Merger Agreement;
•the failure to obtain necessary regulatory approvals (and the risk that such approvals may result in the imposition of conditions that could adversely affect the combined company or the expected benefits of the proposed transaction) and the possibility that the proposed transaction does not close when expected or at all because required regulatory approvals, the failure to obtain required shareholder approvals, or other approvals and the other conditions to closing are not received or satisfied on a timely basis or at all;
•the outcome of any legal proceedings that may be instituted against Peoples or Capital;
•the possibility that the anticipated benefits of the proposed transaction, including anticipated cost savings and strategic gains, are not realized when expected or at all, including as a result of changes in, or problems arising from, general economic and market conditions, interest and exchange rates, monetary policy, laws and regulations and their enforcement, and the degree of competition in the geographic and business areas in which Peoples and Capital operate;
•the possibility that integration of the companies may be more difficult, time-consuming, or costly than expected;
•the impact of purchase accounting with respect to the proposed transaction, or any change in the assumptions used regarding the assets acquired and liabilities assumed to determine their fair value and credit marks;
•the possibility that the proposed transaction may be more expensive or take longer to complete than anticipated, including as a result of unexpected factors or events;the diversion of management’s attention from ongoing business operations and opportunities;
•potential adverse reactions of Peoples’ or Capital’s customers or changes to business or employee relationships, including those resulting from the announcement or completion of the proposed transaction;

•a material adverse change in the financial condition of Peoples or Capital;
•changes in Peoples’ share price before closing;
•risks relating to the potential dilutive effect of shares of Peoples’ common stock to be issued in the proposed transaction;
•general competitive, economic, political, and market conditions;
•major catastrophes such as earthquakes, floods, or other natural or human disasters, including infectious disease outbreaks; and
•other factors that may affect future results of Peoples or Capital, including, among others, changes in asset quality and credit risk; the inability to sustain revenue and earnings growth; changes in interest rates; deposit flows; inflation; customer borrowing, repayment, investment, and deposit practices; the impact, extent, and timing of technological changes; capital management activities; and other actions of the Federal Reserve Board, the Office of the Comptroller of the Currency, the Consumer Financial Protection Bureau, and legislative and regulatory actions and reforms.
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These factors are not necessarily all of the factors that could cause Peoples, Capital, or the combined company’s actual results, performance, or achievements to differ materially from those expressed in or implied by any of the forward-looking statements. Other factors, including unknown or unpredictable factors, also could harm Peoples’, Capital’s, or the combined company’s results.
Although each of Peoples and Capital believes that its expectations with respect to forward-looking statements are based upon reasonable assumptions within the bounds of its existing knowledge of its business and operations, there can be no assurance that actual results of Peoples or Capital will not differ materially from any projected future results expressed or implied by such forward-looking statements. Additional factors that could cause results to differ materially from those described above can be found in each of Peoples’ and Capital’s most recent annual report on Form 10-K for the fiscal year ended December 31, 2025, quarterly reports on Form 10-Q, and other documents subsequently filed by Peoples and Capital with the Securities and Exchange Commission. The actual results anticipated may not be realized or, even if substantially realized, they may not have the expected consequences to or effects on Peoples, Capital, or each of their respective businesses or operations. Investors are cautioned not to rely too heavily on any such forward-looking statements. Peoples and Capital urge you to consider all of these risks, uncertainties, and other factors carefully in evaluating all such forward-looking statements made by Peoples and Capital. Forward-looking statements speak only as of the date they are made, and Peoples and Capital undertake no obligation to update or clarify these forward-looking statements, whether as a result of new information, future events, or otherwise, except to the extent required by applicable law.
Additional Information and Where to Find It
In connection with the proposed transaction, Peoples intends to file with the SEC a Registration Statement on Form S-4 to register the shares of Peoples common stock to be issued in connection with the proposed transaction. The Registration Statement will include a joint proxy statement/prospectus, and Peoples and Capital may file with the SEC other relevant documents concerning the proposed transaction. The information contained herein does not constitute an offer to sell or a solicitation of an offer to buy any securities or a solicitation of any vote or approval, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. BEFORE MAKING ANY VOTING OR INVESTMENT DECISION, INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE REGISTRATION STATEMENT AND JOINT PROXY STATEMENT/PROSPECTUS REGARDING THE PROPOSED TRANSACTION WHEN THEY BECOME AVAILABLE AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THOSE DOCUMENTS, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT PEOPLES, CAPITAL, AND THE PROPOSED TRANSACTION AND RELATED MATTERS.
Investors and security holders will be able to obtain a free copy of the registration statement, including the joint proxy statement/prospectus, as well as other relevant documents filed with the SEC containing information about Peoples and Capital, without charge, at the SEC’s website (https://www.sec.gov).
Participants in Solicitation
Peoples and Capital, along with their respective directors, executive officers, management, and employees may be deemed participants in the solicitation of proxies in connection with the Merger. Information concerning Peoples’ participants is set forth in the Proxy Statement, dated March 6, 2026, for Peoples’ 2026 annual meeting of stockholders as filed with the SEC on Schedule 14A. Information concerning Capital’s participants is set forth in the Proxy Statement, dated April 7, 2026, for Capital’s 2026 annual meeting of stockholders as filed with the SEC on Schedule 14A. Additional information regarding the participants in the solicitation of proxies in respect of the proposed transaction and interests of participants of Peoples and Capital in the solicitation of proxies in respect of the Merger will be included in the registration statement and joint proxy statement/prospectus to be filed with the SEC. Free copies of these documents, when available, may be obtained as described in the preceding paragraph.